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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM 8-A

                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                             SECTION 12(b) OR 12(g)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               -------------------

FOSTER WHEELER CORPORATION                     FW PREFERRED CAPITAL TRUST I
(Exact Name of Registrant as                   (Exact Name of Registrant as
Specified in its Charter)                      Specified in its Charter)

       New York                                        Delaware
(State of Incorporation                        (State of Incorporation
   or Organization)                                or Organization)

     13-1855904                                      Not Applicable
(I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

                                              c/o Foster Wheeler Corporation
Perryville Corporate Park                        Perryville Corporate Park
  Clinton, New Jersey                              Clinton, New Jersey
    (908) 730-4000                                   (908) 730-4000
  (Address of Principal                           (Address of Principal
    Executive Offices)                              Executive Offices)

        08809                                            08809
      (Zip code)                                       (Zip code)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. (X)

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ( )

Securities Act registration statement file number to which this form relates:
333-52369 and 333-52369-01 and -02

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                 Name of Each Exchange on which
           to be so Registered                 Each Class is to be Registered
           -------------------                 ------------------------------

      Preferred Securities, Series I              New York Stock Exchange

 Guarantee of Foster Wheeler Corporation          New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of the Registrant's Securities to be Registered

         The description of the Preferred Securities, Series I, liquidation amount $25 per share (the "Preferred Securities") of FW Preferred Capital Trust I (the "Issuer Trust"), and of the Guarantee Agreement of Foster Wheeler Corporation (the "Corporation") to be registered hereunder is incorporated herein by reference to the information contained under the headings "Description of Preferred Securities," "Description of Guarantees" and "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Guarantees and the Expense Agreements" in the final form of the Prospectus and under the headings "Certain Terms of Preferred Securities" and "Certain Terms of Junior Subordinated Debentures and Guarantee" in the Prospectus Supplement, in each case forming a part of the Registration Statement on Form S-3 (Registration Nos. 333-52369 and 333-52369-01 and -02) (the "Registration Statement"). The final Prospectus and Prospectus Supplement will be filed by the Corporation and the Issuer Trust pursuant to Rule 424(b) of the Securities Act of 1933 subsequent to the date of this Registration Statement on Form 8-A, and shall be deemed incorporated by reference herein and to be a part hereof from the date such documents are filed.

         The form of the Amended and Restated Declaration of Trust of the Issuer Trust specifying the terms and provisions of the Preferred Securities, which includes as Exhibit A the form of Preferred Security, and the form of the Guarantee Agreement have been filed as exhibits to the Registration Statement and are incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such agreements.

Item 2.  Exhibits

         Exhibit
         Number                            Description
         ------                            -----------

             1 Certificate of Trust of the Issuer Trust (incorporated by reference herein to Exhibit 4.4 of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3, filed on June 24, 1998 (Registration Nos. 333-52369 and 333-52369-01
                    and -02)).

             2 Form of Amended and Restated Declaration of Trust of the Issuer Trust, which includes as Exhibit A thereto the form of Preferred Security (incorporated herein by reference to
                    Exhibit 4.8 of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3, filed on June 24, 1998 (Registration Nos. 333-52369 and 333-52369-01 and -02)).

            3 Form of Guarantee Agreement to be executed and delivered by the Corporation for the benefit of the holders of the Preferred Securities (incorporated herein by reference to Exhibit 4.11 of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3, filed on June 24, 1998 (Registration Nos. 333-52369 and 333-52369-01 and -02)).

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, FW Preferred Capital Trust I and Foster Wheeler Corporation have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date:  December 21, 1998
                             FW PREFERRED CAPITAL TRUST I
                             (Registrant)
                             By: FOSTER WHEELER CORPORATION,
                                 as Sponsor


                             By:   /s/ David J. Roberts
                                   -------------------------------------------
                                   Name:   David J. Roberts
                                   Title:  Vice Chairman and Chief Financial
                                           Officer


                             FOSTER WHEELER CORPORATION
                             (Registrant)


                             By:   /s/ David J. Roberts
                                   -------------------------------------------
                                   Name:   David J. Roberts
                                   Title:  Vice Chairman and Chief Financial
                                           Officer

                                INDEX TO EXHIBITS

                                                                                     Sequentially
          Exhibit                                                                      Numbered
          Number                            Exhibit                                      Page
          ------                            -------                                      ----

             1 Certificate of Trust of the Issuer Trust (incorporated by reference herein to Exhibit 4.4 of Pre-Effective Amendment
                    No. 1 to the  Registration  Statement on Form S-3,  filed on
                    June 24, 1998  (Registration Nos. 333-52369 and 333-52369-01
                    and -02)).

             2      Form of Amended  and  Restated  Declaration  of Trust of the
                    Issuer Trust,  which  includes as Exhibit A thereto the form of Preferred Security  (incorporated  herein by reference to
                    Exhibit  4.8  of  Pre-Effective   Amendment  No.  1  to  the
                    Registration  Statement on Form S-3,  filed on June 24, 1998
                    (Registration Nos. 333-52369 and 333-52369-01 and -02)).

             3 Form of Guarantee Agreement to be executed and delivered by the Corporation for the benefit of the holders of the Preferred Securities (incorporated herein by reference to Exhibit 4.11 to Pre-Effective Amendment No. 1 to the
                    Registration  Statement on Form S-3,  filed on June 24, 1998
                    (Registration Nos. 333-52369 and 333-52369-01 and -02)).